Exhibit 99.1

Helicos BioSciences Corporation Announces Pricing of Common Stock and Warrant Private Placement

CAMBRIDGE, Mass., Dec 19, 2008 (BUSINESS WIRE) –

Helicos BioSciences Corporation (NASDAQ: HLCS), a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets, today announced that it has entered into a definitive agreement with certain investors to raise approximately $18.6 million in gross proceeds in a private placement through the sale of shares of its common stock and warrants. The Company estimates that net proceeds from the offering will be approximately $17.9 million, after deducting placement agent fees and estimated offering expenses, which Helicos intends to use for working capital and general corporate purposes. Helicos has entered into a securities purchase agreement with these investors pursuant to which it has agreed to sell a total of 42,753,869 units, each unit consisting of (i) one share of common stock and (ii) one warrant to purchase 0.6 shares of common stock at an exercise price of $0.45 per share, for a purchase price of $0.435 per unit (representing the closing bid price plus an additional amount for the warrants). Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. The warrants will have a five year term and will be exercisable immediately following the closing of the transaction. The closing of the transaction is expected to occur on or about December 23, 2008, subject to the satisfaction of customary closing conditions. Leerink Swann LLC acted as exclusive placement agent for the offering. The financing was provided by certain institutional investors and certain of the Company’s current investors, which include: Flagship Ventures, Atlas Venture, Highland Capital, and Versant Ventures.

The units to be issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements of the Securities Act. The units were offered and are being sold only to a limited number of accredited investors. Helicos has agreed to file a registration statement with the SEC covering the resale of the common stock issued in the private placement and the common stock issuable upon exercise of the warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing (tSMS)(TM) technology allows direct measurement of billions of strands of DNA, enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Helicos’ expectations discussed in this press release and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully complete the manufacturing process and commercialize the Helicos(TM) Genetic Analysis System; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth and our ability to obtain capital when desired on favorable terms; our ability to control our operating expenses and general economic and business conditions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

SOURCE: Helicos BioSciences Corporation

Investor Relations Contact:
Helicos BioSciences Corporation
Stephen P. Hall, 617-264-1870
Investor Relations
InvestorRelations@helicosbio.com